UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2014

LIBERATOR MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)

(772) 287-2414

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On October 20, 2014, Liberator Medical Holdings, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders to (i) elect directors; (ii) ratify the appointment of its independent registered public accounting firm; (iii) provide a non-binding advisory vote on executive compensation; and (iv) frequency of non-binding advisory vote on compensation of named executive officers.  A majority of the stockholders entitled to vote at the annual meeting were present at the annual meeting in person or by proxy.  The following table shows the number of votes cast for, against, abstentions, and the number of broker non-votes on each matter.

Election of Directors:	For	Against	Withheld	Broker Non-Vote
Mark A. Libratore	29,697,880	0	113,385	9,466,156
Jeannette Corbett	29,653,212	0	158,053	9,466,156
Tyler Wick	29,667,366	0	143,899	9,466,156

Ratification of
Public Accountants:	For	Against	Abstain
Crowe Horwath LLP	38,090,414	403,481	783,526

Non-Binding Advisory Vote
On Compensation of Named				Broker
Executive Officers:	For	Against	Abstain	Non-Vote
	28,181,340	360,142	1,269,783	9,466,156

Frequency of Non-Binding
Advisory Vote on Compensation
Of Named Executive Officers:	One Year	Two Years	Three Years	Abstain
	4,193,075	292,798	23,967,098	1,358,294

Item 8.01

Other Events

On October 20, 2014, Mark A. Libratore, the Company’s President and Chief Executive Officer, addressed the stockholders at the Company’s annual meeting of stockholders in Stuart, Florida.  Mr. Libratore’s remarks are filed as Exhibit 99.1 to this Report on Form 8-K.

The information under this caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

99.1	Remarks of President and Chief Executive at the Company’s Annual
Stockholders Meeting on October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.

Registrant

Dated: October 20, 2014

             /s/ Mark A. Libratore

Mark A. Libratore, President

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